                                                        Exhibit No. EX. 99.h.1.D

                                THE OLSTEIN FUNDS
                                AMENDMENT TO THE
                     FUND ADMINISTRATION SERVICING AGREEMENT

     THIS  AMENDMENT  dated  as of  the 25 day of  October,  2006,  to the  Fund
Administration  Servicing  Agreement,  dated  February 2, 1998,  as amended (the
"Agreement"),  is entered by and between The Olstein Funds, a Delaware statutory trust (the "Trust") and U.S.  Bancorp Fund  Services,  LLC, a Wisconsin  limited liability company ("USBFS").

                                    RECITALS

     WHEREAS,  the parties  have entered  into a Fund  Administration  Servicing
     Agreement; and

     WHEREAS, the Trust intends to change the name of a current fund, intends to create an additional fund and intends to amend the fees; and

     NOW, THEREFORE, the parties agree as follows:

     Article IV,  Additional  Funds,  is hereby  amended and  replaced  with the following:

     In the event that the Trust  establishes  one or more Funds with respect to which it desires to have USBFS render fund administration  services,  under the terms hereof, it shall so notify USBFS in writing,  and if USBFS agrees in  writing  to provide  such  services,  such Funds will be subject to the terms  and  conditions  of this  Agreement,  and  shall be  maintained  and accounted for by USBFS on a discrete basis. The Funds currently  covered by this Agreement  are: The Olstein All Cap Value Fund (formerly  known as The
     Olstein Financial Alert Fund) is effective on or about October 31, 2006 and the  Strategic  Opportunities  Fund,  is effective on or about  October 31,
     2006.

     Schedule  A, the fee  schedule,  is hereby  superseded  and  replaced  with
     Schedule A attached hereto.

Except to the extent amended  hereby,  the Agreement  shall remain in full force and effect.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE OLSTEIN FUNDS                             U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael Luper                         By: /s/ Michael R. McVoy
Printed Name: Michael Luper                   Printed Name: Michael R. McVoy
Title: Treasurer                              Title: Sr. Vice President